EXHIBIT (q)(14)

POWER OF ATTORNEY

The undersigned officer of Cash Management Portfolio, International Equity Portfolio, Large-Cap
Portfolio, Small-Cap Portfolio and Tax-Managed International Equity Portfolio, each a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner,
Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me in the capacity indicated below, any
Registration Statement and any and all amendments (including post-effective amendments) to a
Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Cash Management Portfolio	Eaton Vance Mutual Funds Trust
International Equity Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Large-Cap Portfolio	Eaton Vance Growth Trust
Small-Cap Portfolio	Eaton Vance Growth Trust
Tax-Managed International Equity Portfolio	Eaton Vance Mutual Funds Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Kristin S. Anagnost	Treasurer and Principal Financial and	April 23, 2007
Kristin S. Anagnost	Accounting Officer